Exhibit 99.1
NFP Revises Principals’ Long-Term Incentives

NEW YORK, NY – September 20, 2010 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today announced revised long-term incentives for its principals.

NFP accelerated the vesting of approximately 1.5 million restricted stock units (“RSUs”) granted to certain principals primarily through last year’s Long-Term Equity Incentive Plan.  There was no acceleration for RSU awards granted to directors or executive officers of NFP. Payment upon vesting of the RSUs will be made 60% in restricted shares and 40% in cash.  These actions are expected to reduce NFP’s fully diluted shares outstanding by approximately 600,000 shares, eliminate potential earnings volatility associated with the variable accounting treatment of the principals’ RSUs and result in a pre-tax charge of approximately $13.5 million in the third quarter 2010.  Stock-based compensation expense recorded in management fees is expected to be approximately $16.0 million in the third quarter 2010 including this one-time charge for the early vesting.  Also in the third quarter 2010, NFP expects to recognize a pre-tax gain of approximately $10.0 million related to the tender offer for its 0.75% convertible senior notes which expired in July 2010.  Both the $13.5 million charge and the $10.0 million gain will be excluded from the calculation of cash earnings for the third quarter 2010.

The RSUs became fully vested on September 17, 2010 with a fair market value based on the closing price of NFP’s common stock on the same day.  The restricted shares are primarily subject to liquidity restrictions until November 24, 2012, which is the original vesting date of the RSUs awarded under last year’s Long-Term Equity Incentive Plan.

To drive continued economic alignment with shareholders and motivate growth, NFP introduced a revised Long-Term Incentive Plan.  The plan will cover the three-year period from January 1, 2011 through December 31, 2013 and will be based on NFP’s Adjusted EBITDA growth over this period.  Plan participants will be eligible for cash payments in the first quarter 2014, to the extent incentive targets are achieved.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  In 2010 NFP was ranked as the ninth Top Global Insurance Broker by Best’s Review; as the number one Executive Benefits Provider of Deferred Compensation Plans Administered by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had four advisors ranked in Barron’s Top 100 Independent Advisors and is a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com

Forward-Looking Statements

National Financial Partners Corp. (“NFP”) and its subsidiaries (together with NFP, the “Company”) and their representatives may from time to time make verbal or written statements, including certain statements in this press release, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include:  (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and the Company’s ability to manage its business effectively and profitably through its reportable segments and the principals of its businesses; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require the Company to test for impairment, and the impact of any impairments that the Company may take; (6) the impact of the adoption, modification or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates, credit market conditions and general economic factors; (10) fluctuations in the price of NFP’s common stock, whether due to securities and capital markets behavior, the dilutive impact of capital-raising effort, or otherwise; (11) the continued availability of borrowings and letters of credit under NFP’s credit facility; (12) adverse results, market uncertainty in the financial services industry, or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (13) adverse developments in the markets in which the Company operates, resulting in fewer sales of financial products and services, including those related to compensation agreements with insurance companies and activities within the life settlements industry; (14) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of  legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) uncertainty regarding the impact of newly-adopted healthcare legislation or resulting changes in business practices of NFP’s subsidiaries that operate in the benefits market; (16) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of the Company’s services; (17) developments in the availability, pricing, design or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (18) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, including life settlements and registered investment advisory fees; (19) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (20) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (21) the loss of services of key members of senior management; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010, its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010 and its Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 4, 2010. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contacts:
Investor Relations:	Media Relations:
Abbe F. Goldstein, CFA	Barbara Willis
NFP	NFP
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039